                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. __________)

Filed by the registrant [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of
[x]  Definitive Proxy Statement              the Commission Only
[ ]  Definitive additional materials         (as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          WESTERN DIGITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transactions applies:

                 ------------------------------------------------------------
         (2)     Aggregate number of securities to which transactions applies:

                 ------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 ------------------------------------------------------------
         (4)     Proposed maximum aggregate value of transaction:

                 ------------------------------------------------------------
         (5)     Total fee paid:

                 ------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount previously paid:

                 ------------------------------------------------------------
         (2)     Form, schedule or registration statement no.:

                 ------------------------------------------------------------
         (3)     Filing party:

                 ------------------------------------------------------------
         (4)     Date filed:

                 ------------------------------------------------------------

                                     [LOGO]





Dear Shareholder:

         You are cordially invited to attend our Annual Meeting of Shareholders at the Company's headquarters, 8105 Irvine Center Drive, Irvine, California 92618, on Thursday, November 14, 1996, at 10:00 a.m. Your Board of Directors and management look forward to welcoming you.

         In addition to the election of directors, the Company is asking for your approval of the following proposals:

         - Amendment of the Employee Stock Option Plan to authorize an additional 4,000,000 shares under the plan and eliminate the authority to reprice stock options pursuant to the plan. Approximately 1,100 employees currently participate in this plan.

         - Authorization for an additional 750,000 shares under the Employee Stock Purchase Plan, available to all of the Company's employees worldwide.

         - Ratification of the selection of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending June 28, 1997.

         Your Board of Directors unanimously recommends that you vote FOR each of these proposals.

         Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. We urge you to mark, sign, date and mail your proxy promptly in the envelope provided.

         On behalf of the Board of Directors, thank you for your continued support.



                                                   /s/  CHARLES A. HAGGERTY
                                                   ------------------------
                                                   Charles A. Haggerty
                                                   Chairman, President and
                                                   Chief Executive Officer

October 1, 1996

                          WESTERN DIGITAL CORPORATION

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 14, 1996

To the Shareholders of
WESTERN DIGITAL CORPORATION

         The Annual Meeting of Shareholders of Western Digital Corporation, a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, 8105 Irvine Center Drive, Irvine, California 92618, on Thursday, November 14, 1996, at 10:00 a.m. for the following purposes:

                 1. To elect eight directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified;

                 2. To approve an amendment to the Company's Employee Stock Option Plan which will authorize and reserve for issuance an additional 4,000,000 shares of the Company's Common Stock which may be issued pursuant to the terms of such plan, and which will eliminate the authority to reprice stock options pursuant to the terms of such plan;

                 3. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan which will authorize and reserve for issuance an additional 750,000 shares of the Company's Common Stock which may be issued pursuant to the terms of such plan;

                 4. To ratify the selection of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending June 28, 1997; and

                 5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed September 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                              By Order of the Board of Directors

                                              Michael A. Cornelius
                                              Vice President and Secretary

Irvine, California
October 1, 1996

                          WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618


                                    ________

                                  PROXY STATEMENT
                                    ________

                         ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 14, 1996

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Digital Corporation, a Delaware corporation (the "Company"), for use at the Company's 1996 Annual Meeting of Shareholders to be held on November 14, 1996, at 10:00 a.m. (the "Meeting") and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the Company's principal executive offices at 8105 Irvine Center Drive, Irvine, California 92618. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about October 1, 1996.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, facsimile or other means of communication by certain of the directors, officers, and regular employees of the Company who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. In addition, the Company has engaged D. F. King & Co., Inc., New York, New York, to assist in soliciting proxies for a fee of approximately $7,500 plus reimbursement of reasonable out-of-pocket expenses.

                                     VOTING

         September 15, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date there were 44,050,961 shares of the Company's Common Stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         Each proxy will be voted FOR (i) the election of the eight director nominees named herein; (ii) approval of an amendment to the Company's Employee Stock Option Plan which will authorize and reserve for issuance an additional 4,000,000 shares of the Company's Common Stock which may be issued pursuant to the terms of such plan, and eliminate the repricing authority as described in this Proxy Statement; (iii) approval of an amendment to the Company's 1993 Employee Stock Purchase Plan which will authorize and reserve for issuance an additional

750,000 shares of the Company's Common Stock which may be issued pursuant to the terms of such plan; and (iv) ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending June 28, 1997, unless the shareholder otherwise directs in his/her proxy.
Where the shareholder has appropriately directed how the proxy is to be voted, it will be voted according to the shareholder's direction. Any shareholder has the power to revoke his/her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

          SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company, as of September 15, 1996, by (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, as of the dates specified below,
(ii) each director of the Company, (iii) each of the executive officers named in Summary Compensation Table, and (iv) all directors and executive officers as a group:




                                                         AMOUNT AND
                                                         NATURE OF
   NAME AND ADDRESS OF                                   BENEFICIAL          PERCENT
   BENEFICIAL OWNER                                      OWNERSHIP         OF CLASS (1)
   ----------------                                     ---------         ------------
   Nicholas Applegate Capital Management (2)             3,210,559             7.3
      600 West Broadway, Suite 2900
      San Diego, California 92101
   State Street Boston Corporation (3)                   2,780,700             6.3
      225 Franklin Street
      Boston, Massachusetts 02110
   Kopp Investment Advisors (4)                          2,638,552             6.0
      880 France Ave., So., Suite 672
      Edina, Minnesota 55435
   Friess Associates of Delaware, Inc. (5)               2,330,000             5.3
      3908 Hennett Pike
      Greenville, Delaware 19807
   Charles A. Haggerty (6)                                 266,603               *
   I. M. Booth (7)                                          27,356               *
   Andre R. Horn (7)                                        20,250               *
   Irwin Federman (7)                                       38,750               *
   Anne O. Krueger (7)                                      24,000               *
   Thomas E. Pardun (7)                                      7,500               *
   James A. Abrahamson (7)                                  19,000               *
   Peter D. Behrendt (7)                                    20,000               *
   Kathryn A. Braun (7)                                     65,384               *
   Marc H. Nussbaum (7)                                     40,407               *
   David W. Schafer (7)                                     53,160               *
   Michael A. Cornelius (6)                                 28,948               *
   All Directors and Executive Officers as a               651,137             1.5
   group (15 persons) (8)

 *       Less than 1%

(1) Applicable percentage of ownership is based on 44,050,961 shares of Common Stock outstanding as of September 15, 1996, together with applicable stock options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 15, 1996, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2) Reflects ownership as of September 12, 1996, based upon information reported by Nicholas Applegate Capital Management. Nicholas Applegate Capital Management has sole dispositive power and sole voting power with respect to 1,843,015 shares.

(3) Reflects ownership as of August 19, 1996, based upon information provided by State Street Global Advisors as of August 29, 1996. State Street Boston Corporation has sole dispositive power with respect to 2,780,700 shares and sole voting power with respect to 2,105,600 shares.

(4) Reflects ownership as of June 30, 1996, based upon information reported by Kopp Investment Advisors on Schedule 13F. Kopp Investment Advisors has sole voting power and sole investment discretion with respect to 40,000 shares of the total reported above.

(5) Reflects ownership as of September 5, 1996, based upon information provided by Friess Associates. Fries Associates has sole dispositive power and sole voting power with respect to 2,330,000 shares.

(6) Includes 77,562 and 20,826 shares of Common Stock which may be acquired by Messrs. Haggerty and Cornelius, respectively, within 60 days after September 15, 1996, through the exercise of stock options and 5,336 and 1,897 shares allocated to their respective accounts under the Company's Savings and Profit Sharing Plan as of July 31, 1996, the latest date for which information is reasonably available.

(7) Includes shares of Common Stock which may be acquired within 60 days after September 15, 1996, through the exercise of stock options as follows: Mr. Booth (zero), Mr. Horn (8,250), Mr. Federman (1,000), Dr. Krueger (20,000), Mr. Pardun (2,500), Mr. Abrahamson (18,000), Mr. Behrendt (19,000), Ms. Braun (56,835), Mr. Nussbaum (28,671), and Mr. Schafer (50,879).

(8) Includes 338,509 shares of Common Stock which may be acquired within 60 days after September 15, 1996, through the exercise of stock options and 7,650 shares allocated to the respective accounts of such individuals under the Company's Savings and Profit Sharing Plan as of July 31, 1996, the latest date for which information is reasonably available.

                             ELECTION OF DIRECTORS

         The Company's directors are elected at each annual meeting of shareholders. Currently, the Board of Directors is comprised of eight members. At the Meeting, eight directors, which will make up the entire authorized membership of the Board of Directors at such time, will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

NOMINEES FOR ELECTION

         The nominees for election as directors at the Meeting set forth in the table below were all elected at last year's annual meeting of shareholders and are currently directors. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any directors is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director before the Meeting should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

         The following biographical information is furnished with respect to each of the eight nominees for election at the Meeting.


Nominee                        Age                     Principal Occupation                Director Since
-------                        ---                     --------------------                --------------
Charles A. Haggerty (1)         55      Chairman of the Board, President and Chief               1993
                                        Executive Officer of the Company

I. M. Booth (2)                 64      Retired.  Former Chairman, President and Chief           1985
                                        Executive Officer of Polaroid Corporation, a
                                        manufacturer of photographic film and equipment

Andre R. Horn (3)               68      Retired.  Chairman Emeritus, Needham & Co.,              1985
                                        an investment banking firm, and former Chairman
                                        of the Board of Joy Manufacturing Company,
                                        a maker of heavy machinery

Irwin Federman (4)              61      Partner of U.S. Venture Partners,                        1986
                                        a venture capital investment firm

Anne O. Krueger (5)             62      Professor of Economics, Stanford University              1989

Thomas E. Pardun (6)            53      President of U S WEST International,                     1993
                                        Asia-Pacific, a subsidiary of U S WEST, Inc.,
                                        a diversified communications company

James A. Abrahamson (7)         63      Chairman and Chief Executive Officer of                  1994
                                        International Air Safety, L.L.C., an investment
                                        and operating company providing air traffic
                                        control products and services

Peter D. Behrendt (8)           57      Chairman, President and Chief Executive Officer          1994
                                        of Exabyte Corporation, a manufacturer of
                                        computer tape storage products


(1) Mr. Haggerty joined the Company as President in June 1992 and has been a director since January 1993. He assumed the additional positions of Chairman and Chief Executive Officer on June 30, 1993. Prior to joining the Company, he spent 28 years in various positions at IBM.
         In 1987, he became IBM's Vice President of Worldwide Operations for the AS/400. He then served as Vice President/General Manager, Low-End Mass-Storage Products, responsible for operations in the United States, Japan and the United Kingdom. Immediately prior to joining the Company, he held the position of Vice President of IBM's worldwide OEM storage marketing. Mr. Haggerty also serves as a director of Pentair, Inc., Beckman Instruments Inc., and Sync Research Inc.

(2) Mr. Booth retired in 1996 after having served as Chairman, President and Chief Executive Officer of Polaroid Corporation from June 1991 to March 1996. He also serves as a director of John Hancock Mutual Life Insurance Company and State Street Bank & Trust.

(3) Mr. Horn retired in 1991 after having served as Chairman of Needham & Company, Inc. from 1985 to March 1991. He also serves as a director of Varco International, Inc., Remec and GTI Corporation.

(4) Mr. Federman has served in his present position for more than five years. He also serves as a director of Komag, Inc., Checkpoint Software Technology, Ltd., SanDisk, Inc., and Telcom Semiconductor Inc.

(5) Dr. Krueger assumed her present position in July 1993. From January 1987 until that time, she served as Arts and Sciences Professor of Economics in the Department of Economics at Duke University. She also serves as a director of Nordson Corporation.

(6) Mr. Pardun assumed his present position in May 1996. From April 1993 until that time, he served as President and Chief Executive Officer of U S WEST Multimedia Communications Group. From May 1988 until April 1993, Mr. Pardun served in key executive positions with U S WEST Communications, Inc., as Vice President, Marketing and Planning and as Vice President and General Manager, Business and Government Services. He also serves as a director of Exabyte Corporation.

(7) Mr. Abrahamson has served as Chairman and Chief Executive Officer of International Air Safety, L.L.C. and BDM Air Safety Management Corporation since August 1995. From June 1995 to the present, he has also been a Senior Advisor at Galway Partners, L.L.C. From October 1992 until June 1995, he served as Chairman of the Board of Oracle Corporation, an information management software and services company. From October 1989 to September 1992, Mr. Abrahamson served in key executive positions with Hughes Aircraft Company, including Executive Vice President for Corporate Development and President of the Transportation Sector.

(8) Mr. Behrendt joined Exabyte Corporation as President and director in July 1987. In July 1990 he was elected to the additional position of Chief Executive Officer, and in January 1992 he was appointed Chairman of the Board of Exabyte. He also serves as a director of Infocus Corporation.

COMMITTEES AND MEETINGS

         The executive committee of the Board of Directors during the Company's fiscal year ended June 29, 1996, ("fiscal year 1996") consisted of Messrs. Haggerty, Federman and Horn and Dr. Krueger. Between meetings of the Board, the executive committee may exercise all of the powers of the Board (except those powers expressly reserved by applicable law to the Board) in the management and direction of the business and conduct of the affairs of the Company in all cases in which specific directions have not been given by the Board.

         The audit committee of the Board of Directors during fiscal year 1996 consisted of Messrs. Horn, Booth and Pardun and Dr. Krueger. The audit committee reviews and approves the scope of the annual audit performed by the Company's independent auditors, meets with the Company's independent auditors to review the results of the annual audit, recommends to the Board engagement or retention of the Company's independent auditors, and is primarily responsible for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls.

         The compensation committee of the Board of Directors during fiscal year 1996 consisted of Messrs. Federman, Abrahamson, Behrendt and Booth. The compensation committee advises the Board with respect to various compensation matters and administers the Company's Employee Stock Option Plan and Employee Stock Purchase Plan.

         The nominating committee of the Board of Directors during fiscal year 1996 consisted of Messrs. Booth, Federman and Haggerty. The nominating committee reviews and makes recommendations to the Board regarding nominees for directors and committee assignments for the Board. The nominating committee will consider nominees recommended by shareholders for election at the Company's 1997 Annual Meeting of Shareholders. A shareholder desiring to make such a recommendation should submit the name, address, telephone number and qualifications of the proposed nominee in writing for delivery to the Secretary of the Corporation at the Company's principal executive offices no later than June 2, 1997.

         During fiscal year 1996, there were five meetings of the Board of Directors, no meetings of the executive committee, four meetings of the audit committee, five meetings of the compensation committee and no meetings of the nominating committee. While a director, each of the current directors attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of the committees of the Board on which he/she served during such period.

DIRECTOR COMPENSATION

         CASH COMPENSATION. Directors who are not employees of the Company receive an annual retainer of $22,000, plus compensation of $2,000 for each session (day or consecutive days) during which they attend a Board meeting or meeting of a committee of the Board, $500 for each meeting held by telephone conference, and reimbursement for travel expenses. In addition, the chairman of each committee of the Board receives an annual retainer of $2,000. Mr. Haggerty, who is an employee of the Company, does not receive any compensation for his services as a director.

         NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN. The Non-Employee Directors Stock-for-Fees Plan was approved by a vote of the shareholders on November 19, 1992, and became effective January 1, 1993. Under the plan, each non-employee director may elect to receive shares of the Company's Common Stock in lieu of any or all of the annual retainer fee and meeting attendance fees otherwise payable in cash to such non-employee director for that calendar year. Pursuant to the plan, on each date that an electing director becomes entitled to payment of director fees, the Company shall grant to the director that number of shares of Common Stock that is determined by dividing the amount of the cash fee the director would have received, but for his/her election to participate in this plan, by the fair market value of the Common Stock on that date. No shares were issued under the plan in fiscal years 1996, 1995 and 1994.

         The maximum aggregate number of shares of Common Stock that may be issued under the plan is 200,000 shares, subject to antidilution adjustments. The plan will terminate on December 31, 2002, unless it is terminated by earlier action of the Board of Directors. The Board has the power to suspend, discontinue or amend the plan at any time; provided, however, that no amendment will be effective without shareholder approval, if such shareholder approval is required under any law or regulation binding on the Company.

         DEFERRED COMPENSATION PLAN. The Company adopted a Deferred Compensation Plan as of May 15, 1994, under which all directors and employees selected for participation by the compensation committee of the Board of Directors are permitted to defer payment of compensation otherwise payable to them by the Company. Directors who elect to participate are permitted to defer a minimum of $2,000 per calendar year and up to 100% of their compensation. Interest was guaranteed to accrue at a rate determined prior to the beginning of each calendar year based upon results of the preceding year. The interest rate for calendar years 1996 and 1995 was 7.4%.

         Pursuant to the terms of the plan, three directors deferred compensation earned in their role as a director in fiscal year 1996, 1995 and 1994, respectively, as follows: Mr. Behrendt ($32,000, $30,000 and zero), Mr. Federman ($34,000, $40,000 and $2,000), and Mr. Pardun ($32,000, $36,000 and
$2,500).

         STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. The Company has an Amended and Restated Stock Option Plan for Non-Employee Directors (the "Director Plan") under which options to purchase shares of the Company's Common Stock are granted to the Company's non-employee directors. The Director Plan was adopted by the Board of Directors and approved by the shareholders in 1985 and amended and restated with shareholder approval in 1995. Pursuant to the Director Plan, non-employee directors are automatically granted options to purchase 20,000 shares of Common Stock (subject to antidilution provisions) upon initial election or appointment to the Board at an exercise price per share equal to the fair market value (as defined in the Director Plan) of the Common Stock on the date of such initial election or appointment ("Initial Options"). Thereafter, immediately following each annual meeting of shareholders of the Company after a non-employee director joins the Board, if he/she has served as a director since his/her election or appointment and has been re-elected as a director at such annual meeting, such non-employee director will automatically receive another option to purchase up to 5,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant ("Additional Options").

         Both Initial Options and Additional Options vest over a period of four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each quarter thereafter. Initial Options and Additional Options vest only if the optionee has remained a director for the entire period from the grant date to the vesting date. The aggregate number of shares that may be issued upon exercises of options granted under the Director Plan may not exceed 800,000, subject to antidilution adjustments.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The compensation committee of the Board of Directors, comprised of four independent non-employee directors, administers the Company's executive compensation programs and policies. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs are intended to support the goal of increasing shareholder value while facilitating the business strategies and long-range plans of the Company.

   COMPENSATION PHILOSOPHY

         The Company's executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company's shareholders. In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's shareholders from both the short-term and long-term perspectives. With this pay-for-performance and shareholder alignment orientation, the Company's compensation policies and programs are designed to:

       - Attract, develop, reward and retain highly qualified and productive individuals;

       - Motivate executives to improve the overall performance and profitability of the Company, as well as the business sector for which each is responsible, and reward the executives only when specific measurable results have been achieved;

       - Encourage accountability by adjusting salaries and incentive awards on the basis of each executive's individual performance, potential and contribution;

       - Denominate and/or pay many incentive awards in the Company's Common Stock to further enforce the linkage between the interests of the shareholders and the executives; and

       - Ensure compensation levels that are both externally competitive and internally equitable.

         The compensation committee considers all elements of compensation and the compensation philosophy when determining individual components of pay. Competitive data from independent survey sources of peer companies in competition for similar management talent is reviewed by the compensation committee. Independent consultants and the Company's Vice President, Human Resources, provide the compensation committee with an analysis of the survey data, which includes data from direct competitors of the Company and from other companies in the high-technology industry with similar size and performance characteristics.

   EXECUTIVE COMPENSATION COMPONENTS

         As discussed below, the Company's executive compensation package is primarily comprised of four components: base salary, annual incentives, stock options and long-term incentives.

         BASE SALARY. Under the current compensation structure, base-salary levels are generally targeted at the 50th percentile of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as the competitive environment, the executive's experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The compensation committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criteria.

         ANNUAL INCENTIVE AWARDS. The Company maintains a Management Incentive Compensation Plan ("MICP") to focus participants on achieving key financial and strategic objectives at the corporate and business unit levels that are expected to lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn awards commensurate with performance. The MICP measures the performance of the executive officers against specific objectives and awards incentive bonuses from a bonus pool.
The MICP is annually reviewed and approved early in the fiscal year by the compensation committee and the Board of Directors.

         The compensation committee establishes predetermined performance goals and target awards on an annual basis, and actual performance determines the percentage used to calculate the award at the end of the year with the size of the award varying between 0% and 200% of the target award. The compensation committee sets the annual incentive opportunity for each executive officer in relation to his/her base salary. For fiscal year 1996, MICP awards were weighted toward operating profit on both a corporate and business unit basis. Other factors which were given less weight included meeting certain quality measures, cost-savings accomplishments, customer satisfaction and linearity of sales. On average, executive officers' actual awards were 105% of their target awards for fiscal year 1996.

         STOCK OPTIONS. Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. Executive officers, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company's Employee Stock Option Plan. Stock options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant and generally vest in installments over a four-year period.

         While all executives are eligible to receive stock options, participation in any grant, as well as the size of the grant each executive receives, is determined by the compensation committee after considering the executive's position with the Company, his/her performance and future potential, competitive company practices, and the number of unvested option shares already held by the individual. The stock option grants are intended to retain and motivate executive officers to improve long-term stock market performance.

         LONG-TERM RETENTION AWARDS. The compensation committee believes that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with the Company's shareholders. The Company adopted a long-term retention program commencing in fiscal year 1996 through which the Company grants cash awards to key employees whose retention is critical to the Company's future success. The purpose of the program is to retain participants by providing a significant incremental opportunity for capital accumulation and to focus participants on increasing the value of the Common Stock. The awards are granted in an initial base amount which fluctuates up or down according to a formula based on the price of the Company's Common Stock. The awards vest and are paid over a four-year period as follows: 10% at the end of the second year, 25% at the end of the third year, and 65% at the end of the fourth year. The compensation committee recommended the initial base amounts for the executive officers, and the awards approved by the Board of Directors for fiscal year 1996 are reflected on the table entitled "Long-Term Incentive Plan - Awards in Last Fiscal Year" in this Proxy Statement.

   CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Haggerty has been Chairman, President and Chief Executive Officer of the Company for three years. His compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the shareholders. The majority of his compensation, including stock options, annual incentive bonuses and long-term retention awards, is at-risk. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the compensation committee parallels the process and criteria used in establishing compensation levels for the other executive officers. The Company's overall performance and Mr. Haggerty's individual performance are critical factors in the compensation committee's determination.

         Mr. Haggerty's base salary increased from $600,000 to $633,000 effective August 1, 1996. The factors which the compensation committee considered in setting the CEO's base salary were his individual performance and pay practices of peer companies relating to executives of similar responsibility. The annual incentive award paid to Mr. Haggerty for fiscal year 1996 was $600,000, a portion of which was made as a profit sharing payment into the Savings and Profit Sharing Plan, and he received stock option grants totaling 150,000 shares under the Employee Stock Option Plan. The base amount established for Mr. Haggerty pursuant to the Long-Term Retention Plan was $949,500. The compensation committee's decisions regarding Mr. Haggerty's annual incentive award, stock option grants and long-term retention award were based on its assessment of his contribution to the overall performance of the Company, his ability to continue to enhance value for the Company's shareholders and improve the Company's competitive position and financial performance, and his effectiveness in creating and maintaining a culture of quality, integrity and high performance at the Company.

   POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to one million dollars for compensation paid to a person who, on the last day of the fiscal year beginning on or after January 1, 1994, is the chief executive officer or one of the other Named Executive Officers. The rule excludes qualified performance-based compensation. It is the compensation committee's intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. Pursuant to proposed regulations, any taxable compensation derived from the exercise of stock options granted under the Employee Stock Option Plan should be deductible and exempt from the limit of Section 162(m). Bonuses under the Company's MICP and awards under the Long-Term Retention Plan do not satisfy all the requirements of Section 162(m), but the compensation committee determined that these plans are in the best interests of the Company and its shareholders since the plans permit the Company to recognize an executive officer's contribution as appropriate.


         COMPENSATION COMMITTEE

         Irwin Federman, Chairman
         James A. Abrahamson
         Peter D. Behrendt
         I. M. Booth

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers during fiscal year 1996 (collectively, the "Named Executive Officers") . The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.



                                                        Annual Compensation        Long-Term Compensation

                                                                      Awards
                                                                    ----------        Payouts
                                                                    Securities       ---------
                                                                    Underlying         LTIP          All Other
 Name and Principal Position     Year   Salary($)  Bonus($)(1)  Options/SARs(#)(2)   Payout($)   Compensation($)(3)
 ---------------------------     ----   ---------  -----------  ------------------   ---------   ------------------
 Charles A. Haggerty             1996    630,462      592,883        150,000              0             79,817
 Chairman, President &           1995    600,000      536,469        120,000            N/A             35,406
 Chief Executive Officer         1994    450,000      487,163         50,000            N/A             89,229

 Kathryn A. Braun                1996    322,500      242,883          4,000              0             32,414
 Executive Vice President,       1995    303,633      227,116         20,000            N/A             15,969
 Personal Storage Group          1994    265,750      292,549         20,000            N/A             12,972

 Marc H. Nussbaum                1996    255,693      172,883          4,000              0             27,602
 Senior Vice President,          1995    227,856      157,290         25,000            N/A             15,243
 Engineering                     1994    186,173       96,604         11,000            N/A             10,163
 Personal Storage Group

 David W. Schafer                1996    225,192      135,685         10,600            N/A              37,253
 Senior Vice President,          1995    203,250      131,026         10,000            N/A              15,733
 Worldwide Sales                 1994    182,500      118,286         10,000            N/A              11,884

 Michael A. Cornelius            1996    204,231      107,883          3,640            N/A              67,564
 Vice President, Law &           1995     93,875       52,276         45,000            N/A               7,729
 Administration                  1994        N/A          N/A            N/A            N/A                 N/A
 and Secretary

(1) The amounts shown in this column (a) include bonuses paid under the Management Incentive Plan after profit sharing contributions to the Savings and Profit Sharing Plan, and (b) do not include grants under the Long-Term Retention Plan, as disclosed below under "Long-Term Retention Plan - Awards in Last Fiscal Year."

(2)      The Company does not grant Stock Appreciation Rights.

(3)      The amounts disclosed in this column for fiscal year 1996 represent:

         (a) matching contributions to the Company's Savings and Profit Sharing Plan, a 401(k) plan, on behalf of Mr. Haggerty ($4,806), Ms. Braun ($4,808), Mr. Nussbaum ($4,995), Mr.
                 Schafer ($4,508), and Mr. Cornelius ($4,333);
         (b) profit sharing contributions to the Company's Savings and Profit Sharing Plan of $7,117 each on behalf of each of the Named Executive Officers;
         (c) imputed income for term life insurance on behalf of Mr. Haggerty ($0), Ms. Braun ($2,166), Mr. Nussbaum ($1,425), Mr. Schafer ($1,775), and Mr. Cornelius ($3,254);
         (d) payment by the Company of $38,241 for relocation expenses on behalf of Mr. Cornelius; and
         (e) the estimated potential benefit of insurance cost for split-dollar life insurance implemented during fiscal year 1996 in the following amounts: Mr. Haggerty ($67,894), Ms. Braun ($18,323), Mr. Nussbaum ($14,065), Mr. Schafer ($23,853), and Mr. Cornelius ($14,619). The Company intends to recover all premiums paid by it, generally upon the later of 14 years after purchase of the policy or when the insured executive reaches age 62. The estimated potential benefit is calculated, in accordance with current Securities and Exchange Commission directions, as if the 1996 premiums were advanced to the Named Executive Officers without interest until the time the Company expects to recover the premium. Pursuant to the Internal Revenue Code, the taxable compensation to the Named Executive Officers for the split-dollar life insurance ranged from a high of $1,812 to a low of $64 during fiscal year 1996.

OPTION/SAR* GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted to the Named Executive Officers during fiscal year 1996.

                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                            Individual Grants                              for Option Term (2)
                       ----------------------------------------------------------      ----------------------------
                          Number of       % of Total
                         Securities      Options/SARs     Exercise
                         Underlying       Granted to       or Base
                        Options/SARs     Employees in       Price      Expiration
         Name          Granted (#)(1)    Fiscal Year       ($/sh)         Date              5%($)           10%($)
         ----          --------------    ------------     --------     ----------           -----           ------
Charles A. Haggerty        150,000            7.9          17.625       07/20/05          1,662,640       4,213,457
Kathryn A. Braun             4,000            0.2          17.625       07/20/05             44,337         112,359
Marc H. Nussbaum             4,000            0.2          17.625       07/20/05             44,337         112,359
David W. Schafer            10,600            0.6          17.625       07/20/05            117,493         297,751
Michael A. Cornelius         3,640            0.2          17.625       07/20/05             40,347         102,247

*        The Company does not grant Stock Appreciation Rights.

(1) All options were granted under the Company's Employee Stock Option Plan on July 20, 1995, and vest over a period of four years according to the following schedule: 25% on the first anniversary of the grant date and 6.25% at the end of each three-month period thereafter, subject to cessation of vesting in connection with termination of employment. The options have a term of 10 years, subject to earlier lapse in connection with termination of employment. The Company's Employee Stock Option Plan is administered by the compensation committee, which has broad discretion and authority to construe and interpret the plan.

(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

AGGREGATED OPTION/SAR* EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth the number of shares acquired upon exercise of stock options and the aggregate gains realized upon exercise in fiscal year 1996 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on June 29, 1996, and the aggregate gains that would have been realized had these options been exercised on June 29, 1996, even though these options were not exercised, and the unexercisable options could not have been exercised, on June 29, 1996.

                                                                  Number of Securities            Value of Unexercised
                                                                 Underlying Unexercised               In-the-Money
                                                                     Options/SARs                     Options/SARs
                           Shares                                At Fiscal Year End(#)          At Fiscal Year End(2)($)
                        Acquired on         Value            -----------------------------    ----------------------------
        Name            Exercise(#)     Realized($)(1)       Exercisable     Unexercisable    Exercisable    Unexercisable
        ----            -----------     --------------       -----------     -------------    -----------    -------------
Charles A. Haggerty       35,975          $501,157             258,388          280,187       $4,727,050      $3,186,404
Kathryn A. Braun          14,000           290,500              72,852           37,202        1,360,853         542,404
Marc H. Nussbaum          13,887           186,568              19,769           26,440          295,244         323,096
David W. Schafer               0                 0              44,848           23,756          882,988         272,388
Michael A. Cornelius           0                 0              14,063           34,577          135,356         328,709


*        The Company does not grant Stock Appreciation Rights.

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on June 29, 1996. The closing price of the Company's Common Stock on that day on the New York Stock Exchange was $28.125. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

         The following table sets forth information regarding awards made under the Long-Term Retention Plan to the Named Executive Officers in fiscal year 1996.


                                                                                              Performance or Other
                                                                Number of Shares, Units        Period Until
                                       Name                    or Other Rights (1)            Maturation or Payout
                                       ----                    -----------------------        --------------------
                              Charles A. Haggerty                   $949,500                         (2)
                              Kathryn A. Braun                       620,000                         (2)
                              Marc H. Nussbaum                       520,000                         (2)
                              David W. Schafer                             0                         N/A
                              Michael A. Cornelius                         0                         N/A

 (1) The base dollar amounts shown increase or decrease proportionately on a semi-annual basis to reflect the increase or decrease in the average price of the Company's Common Stock during the 12-month period preceding the valuation date as compared to the average stock price for the 12-month period preceding the prior valuation date. The amount actually payable on each annual vesting date is the portion of the initial base amount vesting on that date, adjusted by the amount that portion has increased or decreased based on increases or decreases in an average of the value of the Company's Common Stock.

 (2) The base award amount (as adjusted on each vesting date to reflect changes in the Company's stock price, as described in footnote 1) vests 10% at the end of the second year, 25% at the end of the third year, and 65% at the end of the fourth year. All awards were granted effective as of July 1, 1995.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee of the Company's Board of Directors currently consists of Messrs. Federman, Abrahamson, Behrendt and Booth. No current member of the compensation committee is a current or former officer or employee of the Company. There are no compensation committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.


                            STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Hambrecht & Quist Hardware Index for the five years ended June 29, 1996. The graph assumes that $100 was invested on June 30, 1991, in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                          June 1991     June 1992    June 1993    June 1994    June 1995     June 1996
                          --------      ---------    ---------    ---------    ---------     ---------
WD.....................      100           122          103          319          438           703
H&Q HARDWARE...........      100           106           85           83          146           171
S&P 500 INDEX..........      100           110          121          120          147           181


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during fiscal year 1996. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during fiscal year 1996 and the responses to annual directors' and officers' questionnaires, all of these reports were timely filed, except for the following report which was inadvertently filed two weeks late: the annual report on Form 5 for Duston M. Williams, the Company's Senior Vice President and Chief Financial Officer, which reported exempt option grants of 50,000 shares to Mr. Williams.

                               CHANGE OF CONTROL

         Effective January 18, 1990, the Board of Directors of the Company adopted an Extended Severance Plan pursuant to which eligible employees of the Company may receive severance benefits in the event of termination of employment under certain circumstances involving a change of control of the Company. For this purpose, a change of control is defined generally as the acquisition by any person of beneficial ownership of 33-1/3% or more of the voting stock of the Company, certain mergers or other business combinations involving the Company, sale of substantially all the assets of the Company, liquidation of the Company or change in a majority of the incumbent members of the Board of Directors (except for changes in Board composition approved by a majority of incumbent directors). Subject to certain terms and conditions set forth in the plan, the extended severance benefits become payable in the event that, within two years following a change of control, an eligible employee is terminated by the Company without cause, or resigns following a reduction in such employee's compensation or responsibility level.

         In such event, the eligible employee is entitled to receive a lump-sum cash payment equal to the present value of a multiple of such employee's monthly compensation (salary plus average bonus or commissions, as applicable). The multiple applied to such monthly compensation is equal to the number of months in the applicable severance period to which such employee has become entitled by virtue of his/her position with the Company and number of months employed prior to termination. The severance period for officers of the Company is equal to twelve months plus one additional month for each full two-month period of service in excess of one year up to a maximum severance period of thirty-six months. Other participants are entitled to a severance period ranging from two months to twenty-four months depending on employment level and length of service. If any part of the amount payable under the plan to any employee is determined by the Company's accountants to be nondeductible by the Company under Section 280G of the Internal Revenue Code, the payment will be subject to reduction to the minimum extent necessary to make the entire payment deductible; provided, however, that amounts payable under the plan to elected officers will not be so reduced unless the amount of the reduction is less than the lesser of (i) $100,000 or (ii) 10% of the total amount (before any reduction) payable under the plan. An employee entitled to receive such a severance payment will also be entitled to continued coverage under the Company's benefit programs for the period of time described above.

         All domestic employees with an average of at least twenty hours per week of service, and such key foreign employees as are designated as participants by the compensation committee of the Board, are covered by the plan. The plan shall terminate on January 17, 2000, unless it is earlier terminated or extended by the Board, subject to certain conditions set forth in the plan.



                        APPROVAL OF THE AMENDMENT TO THE
                           EMPLOYEE STOCK OPTION PLAN

GENERAL

         The Company seeks shareholder approval of an amendment to its Employee Stock Option Plan (the "Employee Plan") to authorize the issuance of an additional four million (4,000,000) shares of Common Stock and to eliminate the authority to reduce the exercise price of outstanding stock options granted under the Employee Plan (repricing). The Employee Plan was adopted in 1978 and was last amended and restated with shareholder approval in 1994.

         As of September 1, 1996, stock options covering 5,099,964 shares of Common Stock were outstanding under the Employee Plan. Options covering an additional 285,195 shares of Common Stock were conditionally granted (subject to approval by the Company's shareholders of the proposed amendment to the Employee Plan described herein), and 72,573 shares were available for future grant (exclusive of the 4,000,000 additional shares subject to approval at the Meeting).

         The Board of Directors believes that the proposed increase in the number of shares issuable under the Employee Plan is necessary and appropriate, given the substantial growth in the Company's business and employee base, in order for the Company to continue its policy of using stock-based incentives to align the interests of shareholders with executive officers and other key employees and to attract, motivate and retain experienced and highly qualified personnel for the conduct of the Company's business. Eliminating the repricing authority in the Employee Plan ensures that the exercise price of a stock option remains the fair market value of the Common Stock on the date of grant.

         The essential features of the Employee Plan, as proposed to be amended, are summarized below. The summary is qualified by and subject to the full text of the Employee Plan (as proposed to be amended) attached as Exhibit A hereto.

SUMMARY

         The purpose of the Employee Plan is to further the growth and development of the Company and its subsidiaries by providing, through ownership of the Company's Common Stock, incentives to officers and other key employees who are in positions to contribute materially to the prosperity of the Company, to increase such person's interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

         Any employee of the Company or any of its subsidiaries designated from time to time by the Committee (as defined below) is eligible to receive grants of stock options under the Employee Plan. Currently, approximately 1,100 persons are eligible for selection; non-employee directors are not eligible to participate.

         The Employee Plan is administered by the Board of Directors or, in the discretion of the Board, a committee of at least three non-employee directors of the Company appointed by the Company's Board (the "Committee"). The Committee has the power to construe the Employee Plan and the rights of recipients of options granted thereunder. The Committee also has the power to
(i) discontinue, suspend, or amend the Employee Plan in any manner (subject to certain limited exceptions including increases in the number of shares available for issuance upon exercise of stock options granted under the Employee Plan and shareholder approval of other amendments that would materially increase the benefits accruing to participants), and (ii) modify extend or renew outstanding options granted under the Employee Plan. However, upon approval by the Company's shareholders of the amendments described herein, the Committee may not reprice any outstanding options.

         The Committee selects the recipients of stock options granted under the Employee Plan and determines the dates, amounts, exercise prices, vesting periods, and other relevant terms of the options, except that options do not vest sooner than six months after the grant date. The Employee Plan provides that the maximum number of shares of Common Stock with respect to which an option may be granted to any employee in any one taxable year of the Company shall not exceed 400,000 shares, subject to antidilution adjustments provided in the Employee Plan.

         Stock options granted under the Employee Plan may be incentive stock options intended to qualify under the provisions of Section 422 of the Internal Revenue Code ("Incentive Options"), or non-qualified stock options, which do not so qualify ("Non-Qualified Options"). Outstanding Incentive Options may be modified, with the optionee's consent, in ways that would disqualify them as Incentive Options for federal income tax purposes. Options may be granted under the Employee Plan until November 10, 2004 (unless the Employee Plan is sooner terminated by the Company's Board of Directors).

         The option exercise price for both Incentive Options and Non-Qualified Options granted under the Employee Plan may not be less than the fair market value of the Company's Common Stock on the date the option is granted (subject to the Employee Plan's antidilution adjustment provisions). For this purpose, fair market value is the last reported sales price per share on the principal exchange upon which the Company's Common Stock is traded (currently the New York Stock Exchange).

         No more than 15,450,000 shares of Common Stock may be issued upon exercise of stock options granted under the Employee Plan (consisting of 11,450,000 shares under the Employee Plan as currently in effect and

4,000,000 shares added by the amendment described herein). If any outstanding option under the Employee Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of that option shall not count against this limit, but shall again be available for issuance upon exercise of stock options granted under the Employee Plan as if no previous option had been granted with respect to such shares.

         The number of shares of Common Stock available to individual optionees under the Employee Plan in general and the maximum number of shares for which an employee may be granted options in any one year, as well as the number of shares for which issued or unissued options may be exercised and the exercise price per share of such options, will be appropriately and proportionately adjusted to reflect stock splits, reverse stock splits, recapitalizations, mergers, consolidations, stock dividends, and similar capital stock transactions.

         The following is a brief description of the federal income tax treatment that will generally apply to options granted under the Employee Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the optionee. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws.

         Incentive Options. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an Incentive Option. However, the exercise of an Incentive Option may increase the optionee's alternative minimum tax liability, if any, upon the sale or exchange of the shares acquired. Upon the sale or exchange of the shares acquired upon the exercise of an Incentive Option at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. Generally, if the optionee disposes of the shares before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares on the date of the option exercise or the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. The optionee's additional gain or any loss upon the disqualifying disposition will be characterized as capital gain or loss. Such gain or loss will be treated a short-term or long-term, depending on the optionee's holding period for the shares involved in the disposition. Slightly different rules may apply to optionees who are officers, directors, or 10% shareholders of the Company.

         Non-Qualified Options. The grant of a Non-Qualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the then fair market value of the shares acquired upon exercise of the Non-Qualified Option over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent disposition of the shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term or long-term depending on the optionee's holding period for the shares involved in the disposition.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment to the Company's Employee Stock Option Plan. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN.

                        APPROVAL OF THE AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         The Company seeks shareholder approval of an amendment to its 1993 Employee Stock Purchase Plan ("ESPP") to authorize the issuance of an additional 750,000 shares of Common Stock. The ESPP was adopted with shareholder approval in 1993. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         As of July 31, 1996, employees have purchased 1,419,447 shares of the Company's Common Stock under the ESPP. Approximately 2,000 employees are currently enrolled in the plan. The purpose of the ESPP is to maintain competitive equity compensation programs and to provide an incentive for employees of the Company to acquire a proprietary interest in the Company through the purchase of Common Stock and, therefore, more closely align the interests of the employees and the shareholders. The Board of Directors believes that the proposed increase in the number of shares issuable under the ESPP is necessary and appropriate at this time, given the substantial growth in the Company's business and employee base, in order for the Company to continue offering the ESPP to its current and future employees.

         The following is a brief summary of the principal features of the ESPP. The summary is qualified by and subject to the full text of the ESPP (as proposed to be amended) attached as Exhibit B hereto.

SUMMARY

         The ESPP is administered by a committee (the "Committee") appointed by the Company's Board of Directors consisting of not less than three non-employee directors. The Board may at any time amend or terminate the ESPP, except that no amendment may be made that would cause the ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. Subject to certain limitations imposed by Section 423 of the Code, any person who is employed by the Company (or any of its majority-owned subsidiaries that are not excluded from participation by the Committee) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP, provided that the employee is employed on the first day of an offering period. The ESPP has a series of 24-month offering periods commencing on February 1, 1994, with a new offering period commencing on each February 1 and August 1. The last day of each six-month exercise period during each offering period under the ESPP, i.e., each July 31 and January 31, is an exercise date under the plan. The purchase price per share is equal to the lower of 85% of the fair market value of the Common Stock on the date of commencement of a 24-month offering period or 85% of the fair market value of the Common Stock on the exercise date of the option. The fair market value of the Common Stock on a given date is the closing price of the Common Stock on the New York Stock Exchange on said date.

         The purchase price of the shares is accumulated by payroll deductions during an offering period. The deductions may be any whole percentage amount between 1% and 10% of a participant's eligible compensation on each payroll date during the offering period. A participant may discontinue his/her participation in the plan at any time during the offering period. In addition, a participant may, no more than four times in any calendar year, reduce or increase the rate of payroll deductions.

         On the first day of each offering period, each eligible employee enrolled in the plan is granted an option to purchase on each exercise date during the offering period up to the number of shares of Common Stock determined by dividing the amount of the participant's total payroll deductions to be accumulated during each exercise period during the offering period by 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date, subject to certain limitations specified in the ESPP. Options to purchase Common Stock under the ESPP may not be transferred by a participant other than by will or under the laws of descent and distribution and may be exercised during a participant's lifetime only by the participant. A participant's interest in a given offering may be terminated in whole, but not in part, at any time prior to the end of the applicable offering period. Failure to remain in the continuous employ of the Company or its majority-owned subsidiaries for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

         In the event any change is made in the Company's capitalization, such as a reorganization, restructuring, reclassification, stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock or a change of Common Stock into or an exchange of Common Stock for a different number or kind of shares, the Committee may authorize appropriate adjustments to be made to the shares subject to purchase under the ESPP and in the purchase price per share. In the event of a dissolution or liquidation of the Company, any options outstanding under the ESPP will terminate unless the Committee otherwise determines. If all or substantially all of the assets of the Company are sold or if the Company is merged with or into another corporation, outstanding options under the ESPP will be assumed or equivalent options will be substituted unless the Committee elects to permit all outstanding options (including those not then otherwise exercisable) to be exercised immediately prior to the sale or merger.

         Since the ESPP is designed to qualify under Sections 421 and 423 of the Code, no income will be taxable to a participant at the time of the grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax; the amount of the tax will depend upon the participant's holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one year after the purchase of the shares by the participants.

         The foregoing is a brief description of the federal income tax treatment that will generally apply to shares purchased under the ESPP, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of shares purchased under the ESPP will depend on the specific circumstances of the participant. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the disposition of any acquired shares under those laws.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment to the Company's 1993 Employee Stock Purchase Plan. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 EMPLOYEE STOCK PURCHASE PLAN.



          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         By selection of the Company's Board of Directors, the international accounting firm of KPMG Peat Marwick LLP, certified public accountants, has served the Company as its auditors since its incorporation in 1970. The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent accountants for the fiscal year ending June 28, 1997. The matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent accountants by the affirmative vote of a majority of the shares represented and voted at the Meeting. If the shareholders do not ratify this selection, the Board of Directors will reconsider its selection of KPMG Peat Marwick LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee.

         One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 28, 1997.

                             SHAREHOLDER PROPOSALS

         Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the Company's principal executive officers no later than June 2, 1997, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                                 ANNUAL REPORTS

         The Company's 1996 Summary Annual Report to Shareholders and Annual Report on Form 10-K have been mailed to shareholders concurrently with this Proxy Statement, but such reports are not incorporated herein and are not deemed to be a part of this proxy solicitation material.

Irvine, California
October 1, 1996



SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

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

                                   EXHIBIT A



                          WESTERN DIGITAL CORPORATION

                              AMENDED AND RESTATED

                           EMPLOYEE STOCK OPTION PLAN





         1. Purpose. The purpose of this Western Digital Corporation Employee Stock Option Plan (the "Plan") is to further the growth and development of Western Digital Corporation (the "Company") and its subsidiaries by providing, through ownership of stock of the Company, an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interest in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

         2. Incentive and Non-Qualified Stock Options. Two types of options (referred to herein as "options" without distinction between such two types) may be granted under the Plan: options intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and other options not specifically authorized or qualified for favorable income tax treatment by the Code ("Non-Qualified Stock Options").

         3.      Administration.

         3.1 Administration by Board. Subject to Section 3.2, the Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees (as determined pursuant to Section 4) of the Company and its subsidiaries those employees to whom options will be granted, to determine the timing and manner of the grant of the options, to determine the exercise price, the number of shares covered by and all of the terms of the options, to determine the duration and purpose of leaves of absence which may be granted to optionees without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, or of any grant or agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

         3.2 Administration by Committee. The Board may, in its sole discretion, delegate any or all of its administrative duties to a committee appointed by the Board (the "Committee") consisting of three Board members, each of whom, during such time as one or more persons eligible to receive options under the Plan is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule, "Rule 16b-3"), provided, however, that the Board may from time to time increase the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan. The Board or the Committee, as the case may be, is sometimes referred to herein as the "Administrator."

         4. Eligibility. Any employee (including any officer who is an employee) of the Company or any of its subsidiaries who does not own stock possessing more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive a grant or grants of such options under the Plan; provided, however, that notwithstanding the foregoing, any employee of the Company who owns stock possessing more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive a grant or grants of such options under the Plan if at the time such options are granted the option exercise price therefor is at least 110% of the Fair Market Value (as defined below) of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. An employee may receive more than one option under the Plan. Notwithstanding the foregoing, no person who is a director of the Company shall be eligible to receive an option under the Plan unless the granting of such option shall be effected in such a manner as not to impair the Plan's qualification under Rule 16b-3.

         5. Shares Subject to Options. The stock available for issuance upon exercise of stock options granted under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares that may be issued after September 5, 1985, pursuant to exercise of options granted under the Plan shall not exceed 15,450,000 shares of Common Stock (subject to adjustment as provided herein). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option shall not count against the share limit set forth herein and shall again be available for issuance upon exercise of stock options granted under the Plan as if no option had been granted with respect to such shares.

         6.      Terms and Conditions of Options.

         6.1 Grants of Options. Subject to the express provisions of the Plan, the Administrator shall from time to time in its discretion select those individuals to whom options shall be granted, and shall determine the terms of such options (which need not be identical) and the number of shares of Common Stock for which each may be exercised. Notwithstanding anything to the contrary herein, the number of shares of Common Stock with respect to which an option or options may be granted to any optionee in any one taxable year of the Company shall not exceed 400,000, subject to adjustment as provided herein (the "Maximum Annual Employee Grant"). Each option shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Administrator as are not inconsistent with the purpose and provisions of the Plan.

         6.2 Agreements or Confirming Memos. Options granted under the Plan may but need not be evidenced by agreements (which need not be identical) in such form and containing such provisions consistent with the Plan as the Administrator shall from time to time approve. Options not documented by written agreement shall be memorialized by a written confirming memorandum stating the material terms of the option and provided to the option recipient. Each agreement or confirming memorandum shall specify whether the subject option is an Incentive Stock Option or a Non-Qualified Stock Option.

         6.3 Optionee's Employment. Each optionee shall agree to remain in the employ of, and to render services to, the Company or its subsidiaries for a period of one year from the date the option is granted, but neither the Company nor any of its subsidiaries shall be obligated to continue to employ the optionee for any period.

         6.4 Option Exercise Price. The purchase price for the shares subject to any option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the option is granted. For purposes of the Plan, the "Fair Market Value" of any share of Common Stock of the Company at any date shall be
(a) if the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on the Nasdaq National Market on such date, or (c) if the Common Stock is not then listed on an exchange or quoted on the Nasdaq National Market, an amount determined in good faith by the Administrator.

         6.5 Medium and Time of Payment. The purchase price for any shares purchased pursuant to exercise of an option granted under the Plan shall be paid in full upon exercise of the option in cash or such other consideration as the Administrator may deem acceptable, including without limitation securities of the Company (delivered by or on behalf of the person exercising the option or retained by the Company from the stock otherwise issuable upon exercise and valued at Fair Market Value as of the exercise date), provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise. Shares of Common Stock transferred to the Company upon exercise of an option shall not increase the number of shares available for issuance upon exercise of options granted under the Plan. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any optionee to finance the optionee's purchase of shares pursuant to exercise of any option, on such terms as may be approved by the Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

         6.6 Option Period and Vesting. Subject to Section 6.14, options granted under the Plan shall vest and may be exercised as determined by the Administrator, except that no option may vest and become exercisable at any time prior to six months from the date the option is granted. Exercise of options after termination of the optionee's employment shall be subject to Sections 6.13 and 6.14. Each option granted hereunder and all rights or obligations under such option shall expire on such date as shall be determined by the Administrator, but not later than ten years after the date the option is granted, or five years after the date of grant in the case of an option recipient who at the time of grant owns more than 10% of the total combined voting power of all outstanding shares of all classes of stock of the Company or any of its parent or subsidiary corporations, and shall be subject to earlier termination as herein provided.

         6.7 Exercise of Options. To the extent that an optionee has the right to exercise an option, the option may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares, except that in no event shall the Company be required to issue fractional shares upon the exercise of an option, and the Administrator may, in its discretion, require that any exercise of an option be for at least 100 shares or, if less, the total number of shares for which the option is then exercisable. Any certificate(s) for outstanding securities of the Company used to pay the purchase price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the securities covered thereby. Notwithstanding any other provision of this Plan, the Administrator may impose such conditions upon the exercise of options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3, other relevant securities laws and rules, and any applicable section of or rule under the Code. Whenever shares of stock are to be issued upon exercise of an option granted under the Plan or subsequently transferred, the Administrator shall have the right to require the optionee or transferor to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of securities of the Company or by withholding a portion of the stock otherwise issuable upon exercise of an option.

         6.8 No Transfer of Option. No option granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this Section 6.8, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of an optionee, an option granted to him or her shall be exercisable only by the optionee (or the optionee's permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, (i) no options owned by an optionee subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3, and (ii) Incentive Stock Options may not be assigned or transferred in violation of Section 422(b)(5) of the code (or any successor provision) or the Treasury Regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

         6.9 Limit on Incentive Stock Options. Subject to Section 12.1, the aggregate Fair Market Value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under all stock option plans of the Company and its parent and subsidiary corporations first become exercisable during any calendar year after December 31, 1986 shall not exceed $100,000.

         6.10 Restriction on Issuance of Shares. The issuance of options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

         6.11 Investment Representation. Any optionee may be required, as a condition of issuance of shares covered by his or her option, to represent that the shares to be acquired pursuant to exercise of the option will be acquired for investment and without a view to distribution thereof; and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration, and in addition, the Company may issue stop transfer instructions to the transfer agent of the Company's securities restricting the transfer of such shares.

         6.12 Rights as a Shareholder or Employee. An optionee or transferee of an option shall have no rights as a shareholder of the Company with respect to any shares covered by any option until (i) the Company has received all amounts payable in connection with the exercise of the option, including the exercise price and any amounts required by the Company to satisfy tax withholding requirements, and (ii) a share certificate for such shares has been issued. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.15. Nothing in the Plan or in any grant or option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the optionee's employment at any time.

         6.13 Termination of Employment, Disability, or Death. In general, subject to Section 6.14, options shall be exercisable by an optionee (or his or her permitted successor in interest) following such optionee's termination of employment only to the extent that such options had become exercisable on or prior to the date of such termination. In the event an optionee ceases to be an employee of the Company and its subsidiaries for any reason (other than cause) while still living, any option or unexercised portion thereof granted to the optionee may, to the extent such option was exercisable by the optionee on or prior to the date he or she ceased to be an employee (or is accelerated pursuant to Section 6.14 to a date within three months of termination of employment), be exercised by the optionee within three months of the date on which he or she ceased to be an employee, but in any event not later than the date of expiration of the option. In the event of the death or disability (as defined in Section 105(d)(4) of the Code) of the optionee while he or she is an employee of the Company or any of its subsidiaries or within not more than three months of the date on which he or she ceased to be an employee for any reason other than cause, any option or unexercised portion thereof granted to the optionee may, to the extent such option was exercisable by the optionee on or prior to the date of death or disability (or is accelerated pursuant to Section 6.14 to a date within the period during which such option may be exercised as set forth below), be exercised by the optionee or, if the optionee is then deceased or incapacitated, by the optionee's personal representatives, heirs, or legatees at any time prior to the later of (i) one year from the date on which the optionee ceased to be an employee or (ii) the latest date the option could have been exercised by the optionee if not disabled or dead, but in any event, not later than the date of expiration of the option. Notwithstanding the foregoing, however, if an optionee's employment with the Company and its subsidiaries is terminated for cause, as determined by the Administrator in its sole discretion, all options held by such optionee shall expire on the date of termination of employment and thereafter shall not be exercisable in whole or in part.

         6.14 Modification, Extension, and Renewal of Options; Alteration of Vesting and Exercise Periods. Subject to the terms and conditions and within the specific limitations of the Plan, the Administrator may modify, extend, or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised) except that no such modification, extension or renewal shall result in a reduction in the exercise price of such option. Without limitation of the foregoing and notwithstanding anything in this Plan to the contrary, the Administrator may at any time and from time to time in its discretion (i) designate shorter or longer periods than specified herein or in any particular option grant or agreement following the termination of an optionee's employment with the Company or any of its subsidiaries or the optionee's death or disability during which the optionee may exercise options, provided, however, that any shorter periods determined by the Administrator shall be effective only if determined at the time of the grant of the affected option or if such shorter period is agreed to in writing by the optionee, and any longer periods may not extend beyond the original termination date of the affected option; (ii) subject to the six-month minimum vesting period described in Section 6.6, accelerate vesting of an option in whole or part by increasing the number of shares purchasable at any particular time, provided that no such acceleration shall increase the total number of shares for which the option may be exercised; and (iii) extend the period after death or disability or termination of employment during which vesting of all or any portion of any options that had not become exercisable on or prior to the date thereof may occur. Notwithstanding the foregoing, no option shall be modified in such a manner as to impair any rights of the optionee under the option, or to cause an Incentive Stock Option to cease to qualify as such, without the consent of the optionee.

         6.15 Recapitalization or Reorganization of the Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan, the Maximum Annual Employee Grant, the option rights granted under the Plan, and the exercise price of such option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company affecting the Common Stock of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, reorganization, or consolidation, to exercise the optionee's option in whole or in part without regard to any installment exercise provisions in the optionee's option agreement. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that an Incentive Stock Option shall not without the consent of the optionee be adjusted in a manner that causes the option to fail to continue to qualify as an Incentive Stock Option.

         7. Termination or Amendment of Plan. The Board or the Committee may at any time or from time to time suspend, terminate or amend the Plan; provided that, without approval of the shareholders of the Company, there shall be, except as specifically permitted by the Plan, no increase in the total number of shares issuable upon exercise of options granted under the Plan, no change in the class of persons eligible to receive options granted under the Plan, and no extension of the latest date upon which options may be granted under the Plan; and provided further that, without the consent of the optionee, no amendment may adversely affect any then outstanding option or any unexercised portion thereof without the consent of the holder of such option.

         8. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his or her duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         9. 1978 Non-Qualified Stock Option Plan. The Plan as set forth herein constitutes an amendment and restatement of the Company's 1978 Non-Qualified Stock Option Plan which was adopted in 1978. The Administrator may, in its discretion, authorize the conversion, to the fullest extent permitted by law, of Non-Qualified Stock Options granted under the 1978 Non-Qualified Stock Option Plan prior to such amendment to Incentive Stock Options under this Plan, as so amended. Any such options converted to Incentive Stock Options shall be treated as Incentive Stock Options for all purposes under the Plan; provided, however, that none of the terms or conditions of any of such options, including, but not limited to, the exercise price, the term of the option, and the time(s) within which the option may be exercised, shall be altered or amended by reason of such conversion.

         10. Options Granted Prior to Amendment and Restatement. The Plan, as amended and restated from time to time, shall, in the discretion of the Administrator, apply to and govern options granted under the Plan prior to the date of any such amendment or restatement, subject to the consent of any holder of an option who would be disadvantaged by application to such option of the Plan as amended and restated after the grant of such option.

         11. Term of Plan. Unless sooner terminated by the Board or the Committee in its sole discretion, the Plan will expire on November 10, 2004 (the "Termination Date"). Options may be granted under the Plan until midnight on the Termination Date, whereupon the Plan shall terminate. No options may be granted during any suspension of the Plan or after its termination. Notwithstanding the foregoing, each option properly granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

         12.     Miscellaneous.

         12.1 Plan Provisions Regarding Incentive Stock Options. Options originally granted as Incentive Stock Options but that subsequently become Non-Qualified Stock Options need not satisfy any requirements of the Plan applicable to Incentive Stock Options.

         12.2 Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive, or compensation plans in effect for the Company or any of its subsidiaries, and the Plan shall not preclude the Company or any of its subsidiaries from establishing any other forms of incentive compensation for employees, directors, or advisors of the Company or any of its subsidiaries.

                                   EXHIBIT B


                          WESTERN DIGITAL CORPORATION
                       1993 EMPLOYEE STOCK PURCHASE PLAN

         The Western Digital Corporation 1993 Employee Stock Purchase Plan (the "Plan") shall be established and operated in accordance with the following terms and provisions.

          1.     Definitions

         As used in the Plan the following terms shall have the meanings set forth below:

         (a)     "Board" means the Board of Directors of the Company.

         (b)     "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the committee appointed by the Board to administer the Plan as described in Section 4 below.

         (d) "Common Stock" means the Common Stock, $0.10 par value, of the Company.

         (e) "Company" means Western Digital Corporation, a Delaware corporation.

         (f) "Continuous Employment" means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         (g) "Eligible Compensation" means, with respect to each Participant for each pay period, the full salary and wages paid to such Participant by the Company or a Participating Subsidiary, including commissions, bonuses (to the extent not excluded below), overtime pay and shift differentials. Except as otherwise determined by the Committee, "Eligible Compensation" does not include

                 (i) any amounts contributed by the Company or a Participating Subsidiary to any pension plan or plan of deferred compensation,
                 (ii) any automobile or relocation allowances (or reimbursement for any such expenses),
                 (iii)    any amounts paid as a starting bonus or finder's fee,
                 (iv) any amounts realized from the exercise of qualified or non-qualified stock options, or
                 (v) any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under Code Section 125.

         (h) "Eligible Employee" means an Employee who is eligible to participate in the Plan as described in Section 5 below.

         (i) "Employee" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Participating Subsidiaries.

         (j)     "Enrollment Date" means the first day of each Offering Period.

         (k) "Exercise Date" means each July 31 and January 31 during each Offering Period.

         (l) "Exercise Period" means a period commencing on February 1 and terminating on the following July 31 or commencing on August 1 and terminating on the following January 31.

         (m) "Exercise Price" means the price per share of shares offered in a given Offering Period determined as provided in Section 10 below.

         (n) "Fair Market Value" means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date, the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

         (o) "Offering Period" means a period of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised. A new Offering Period shall begin on each February 1 and August 1.

         (p) "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.

         (q) "Participating Subsidiary" means any Subsidiary other than a Subsidiary excluded from participation in the Plan by the Committee, in its sole discretion.

         (r) "Plan" means this Western Digital Corporation 1993 Employee Stock Purchase Plan.

         (s) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of
Section 424(f) of the Code or any successor thereto.

          2.     Purpose of the Plan

         The purpose of the Plan is to provide an incentive for present and future employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

          3.     Shares Reserved for the Plan

         There shall be reserved for issuance and purchase by Employees under the Plan an aggregate of 2,500,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

          4.     Administration of the Plan

         (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall consist of not less than 3 members of the Board who are not officers or employees of the Company or of any of its Subsidiaries and who are disinterested persons within the terms of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.

         (b) The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

          5.     Eligibility to Participate in the Plan

         Subject to limitations imposed by Section 423(b) of the Code, any Employee who is employed by the Company or a Participating Subsidiary on an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

          6.     Offering Periods

         The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on each February 1 and August 1 during the term of the Plan. The first such Offering Period shall commence on February 1, 1994, or as otherwise determined by the Committee. The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

          7.     Election to Participate in the Plan

         (a) Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form is set by the Committee for all eligible Employees with respect to a given Offering Period. An Eligible Employee may participate in an Offering Period only if, as of the Enrollment Date of such Offering Period, such Employee is not participating in any prior Offering Period which is continuing at the time of such proposed enrollment.

         (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12.

         (c) Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the last Exercise Date of such Offering Period (the "Prior Offering Period") shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the expiration or termination of the Prior Offering Period.

         (d) The Committee, in its discretion, may terminate the participation of all Participants in any Offering Period as of the last day of any Exercise Period (a "Termination Date") and enroll such Participants in the new Offering Period commencing immediately following such Termination Date if the Exercise Price determined as of the Enrollment Date for such new Offering Period is lower than the Exercise Price determined as of the Enrollment Date of the Offering Period for which the Participants' participation is being terminated. In such event, each of such Participants shall be deemed for purposes of this Plan (i) to have elected to participate in such new Offering Period and (ii) to have authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the Termination Date.

          8.     Payroll Deductions

         (a) All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount of from 1% to 10% of the Eligible Compensation which the Participant receives on each payroll date during such Offering Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation.

         (b) All payroll deductions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         (c) A Participant may discontinue participation in the Plan as provided in Section 12. A Participant may at any time during an Offering Period (but no more than four times in any calendar year) reduce or increase (subject to the limitations of Section 8(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change notice in the form provided by the Company. Any such reduction in the rate of a Participant's payroll deductions shall be effective as of the pay period specified by the Participant in the Participant's change notice, but in no event sooner than the first pay period ending more than fifteen (15) days after the Participant files the change notice with the Company. Any such increase in the rate of a Participant's payroll deductions shall be effective as of the first date of the next Exercise Period within such Offering Period.

          9.     Grant of Options

         (a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 9(b) hereof, each Eligible Employee shall be granted an option to purchase on each Exercise Date during such Offering Period (at the Exercise Price determined as provided in Section 10 below) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated during the Exercise Period ending on such Exercise Date by 85% of the fair market value of a share of the Company's Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed five (5) times the number of shares determined by dividing 10% of the Employee's Eligible Compensation over the Offering Period (determined based upon the Eligible Employee's rate of Eligible Compensation in effect as of the Enrollment Date) by 85% of the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date.

         (b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         10.     Exercise Price

         The Exercise Price of each of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock of the Company on the applicable Exercise Date.

         11.     Exercise of Options

         Unless a Participant withdraws from the Plan as provided in Section 12, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant's account. Any amount remaining in the Participant's account after an Exercise Date shall be held in the account until the next Exercise Date in such Offering Period, unless the Offering Period has been over-subscribed or has terminated with such Exercise Date, in which event such amount shall be refunded to the Participant.

         12.     Withdrawal; Termination of Employment

         (a) A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant's account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the open enrollment period preceding the commencement of an Exercise Period directing the Company to resume payroll deductions.

         (b) Upon termination of the Participant's Continuous Employment prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of death, to the Participant's estate, and the Participant's options to purchase shares under the Plan will be automatically terminated.

         (c) In the event an Employee fails to maintain Continuous Employment for at least twenty (20) hours per week during an Offering Period in which the Employee is a Participant, the Employee will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Employee's account will be returned to the Employee, and the Employee's options to purchase shares under the Plan will be terminated.

         (d) A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

         13.     Transferability

         Options to purchase Common Stock granted under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

         14.     Reports

         Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         15.     Adjustments Upon Changes in Capitalization

         (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

         (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

         (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 15, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

         16.     Amendment of the Plan

         The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

         17.     Termination of the Plan

         The Plan and all rights of Employees hereunder shall terminate:

         (a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

         (b)     at any time, at the discretion of the Board.

         In the event that the Plan terminates under circumstances described in
Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

         18.     Notices

         All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         19.     Shareholder Approval

         Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon.

         20.     Conditions Upon Issuance of Shares

         (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

         (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

PROXY                     WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                                IRVINE, CA 92618

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Charles A. Haggerty and Michael A. Cornelius, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Western Digital Corporation held of record by the undersigned on September 15, 1996 at the Annual Meeting of Shareholders to be held on November 14, 1996, and at any postponements or adjournments thereof. The proposals referred to below are described in the Proxy Statement for the Annual Meeting of Shareholders dated October 1, 1996.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS      / / FOR all nominees listed below      / / WITHHOLD AUTHORITY
                                  (except as marked to the               to vote for all nominees
                                  contrary below)                        listed below


 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, line through or otherwise strike out the nominee's name below)


Charles A. Haggerty        I. M. Booth             Andre R. Horn             Irwin Federman
  Anne O. Krueger        Thomas E. Pardun       James A. Abrahamson        Peter D. Behrendt

2. APPROVAL OF THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK OPTION PLAN WHICH WILL AUTHORIZE AND RESERVE FOR ISSUANCE AN ADDITIONAL 4,000,000 SHARES, AS DESCRIBED IN THE PROXY STATEMENT, AND ELIMINATE THE REPRICING AUTHORITY UNDER THE PLAN.

          / / FOR               / / AGAINST               / / ABSTAIN

3. APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1993 EMPLOYEE STOCK PURCHASE PLAN WHICH WILL AUTHORIZE AND RESERVE FOR ISSUANCE AN ADDITIONAL 750,000 SHARES AS DESCRIBED IN THE PROXY STATEMENT.

          / / FOR               / / AGAINST               / / ABSTAIN

4. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

          / / FOR               / / AGAINST               / / ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.


                                                 Dated:                 ,  1996
                                                       -----------------


                                                 -------------------------------
                                                           (Signature)

                                                 -------------------------------
                                                           (Signature)

                                                 Please sign your name exactly
                                                 as it appears hereon. When
                                                 shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in full partnership
                                                 name by authorized person.

                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THIS PROXY CARD PROMPTLY
                                                 USING THE ENCLOSED ENVELOPE.

TO: T. ROWE PRICE TRUST COMPANY
    TRUSTEE OF THE WESTERN DIGITAL CORPORATION SAVINGS AND PROFIT SHARING PLAN

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS.

   With respect to shares of Common Stock of Western Digital Corporation included in the Savings and Profit Sharing Plan, you are hereby instructed to vote in accordance with the following all shares allocated to my account in the plan:

1. ELECTION OF DIRECTORS     / / FOR all nominees listed below      / / WITHHOLD AUTHORITY
                                 (except as marked to the               to vote for all nominees
                                 contrary below)                        listed below


 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, line through or otherwise strike out the nominee's name below)


Charles A. Haggerty          I. M. Booth             Andre R. Horn             Irwin Federman
  Anne O. Krueger          Thomas E. Pardun       James A. Abrahamson        Peter D. Behrendt

2. APPROVAL OF THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK OPTION PLAN WHICH WILL AUTHORIZE AND RESERVE FOR ISSUANCE AN ADDITIONAL 4,000,000 SHARES, AS DESCRIBED IN THE PROXY STATEMENT, AND ELIMINATE THE REPRICING AUTHORITY UNDER THE PLAN.

          / / FOR               / / AGAINST               / / ABSTAIN

3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1993 EMPLOYEE STOCK PURCHASE PLAN WHICH WILL AUTHORIZE AND RESERVE FOR ISSUANCE AN ADDITIONAL 750,000 SHARES AS DESCRIBED IN THE PROXY STATEMENT.

          / / FOR               / / AGAINST               / / ABSTAIN

4. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

          / / FOR               / / AGAINST               / / ABSTAIN

5. In their discretion, Charles A. Haggerty and Michael A. Cornelius are authorized to vote upon such other business as may properly come before the meeting.

                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

TO PARTICIPANTS IN THE WESTERN DIGITAL CORPORATION SAVINGS AND PROFIT SHARING
PLAN

   As a participant in the Savings and Profit Sharing Plan, with respect to shares of Western Digital Corporation Common Stock included in the plan at September 15, 1996, you have the right to instruct T. Rowe Price Trust Company, the Trustee, how to vote shares allocated to your accounts in the plan. For your information, a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held on November 14, 1996, is forwarded herewith.


                                                 MY SHARES SHALL BE VOTED IN THE
                                                 MANNER DIRECTED ABOVE. IF THIS
                                                 FORM IS PROPERLY EXECUTED BUT
                                                 NO DIRECTION IS MADE ABOVE, THE
                                                 SHARES SHALL BE VOTED FOR THE
                                                 NOMINEES NAMED IN PROPOSAL 1
                                                 AND FOR PROPOSALS 2, 3 AND 4.


                                                 Dated:                 ,  1996
                                                       -----------------


                                                 -------------------------------
                                                           (Signature)

                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THIS INSTRUCTION CARD
                                                 PROMPTLY USING THE ENCLOSED
                                                 ENVELOPE.

[LOGO]   WESTERN DIGITAL


Dear


Enclosed are Western Digital's Proxy Statement for the 1996 Annual Meeting of Shareholders to be held on November 14, 1996, Summary Annual Report, and Annual Report on Form 10-K. As the normal path of distribution of these items through custodian banks to shareholders usually results in some delay, I thought that you, as a major investor in Western Digital, would appreciate receiving your personal copy of the materials simultaneously with the distribution to holders of record.

We are seeking and would greatly appreciate your support of the proposals described in the Proxy Statement. Any comments or questions you may have concerning the proposals are welcome, and I look forward to the opportunity of discussing them with you personally. Please feel free to call me directly at
(212) 867-4490.

On behalf of the Board of Directors and Management of Western Digital, thank you for your continued interest and support.



Sincerely,



Robert J. Blair
Vice President
Corporate and Investor Relations

                          [WESTERN DIGITAL LETTERHEAD]


October 1, 1996


TO:     Participants in the Western Digital Corporation
        Savings and Profit Sharing Plan


As a participant in the Western Digital Corporation Savings and Profit Sharing Plan, you have the right to vote the shares of Western Digital common stock allocated to your account.

To allow you to do this, we are enclosing a voting instruction card, which when completed will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish your shares to be voted. Also enclosed are a Summary Annual Report, Annual Report on Form 10-K, and Proxy Statement which explains the issues being presented for shareholder approval at the Annual Meeting of Shareholders to be held on November 14, 1996.

In addition to the election of directors and the ratification of the selection of KPMG Peat Marwick LLP as independent accountants, the Company is asking for your approval of the following proposals:

        o An amendment to the Employee Stock Option Plan which will authorize an additional 4,000,000 shares under the plan and which will eliminate the authority to reprice stock options pursuant to the plan. Approximately 1,100 employees currently participate in this plan.

        o Authorization for an additional 750,000 shares under the Employee Stock Purchase Plan, available to all of the Company's employees worldwide.

Your Board of Directors unanimously recommends that you vote FOR each of these proposals.

As a stock owner in Western Digital, ONLY YOU (through the trustee) CAN VOTE YOUR SHARES. No one else has that right. If you do not provide the trustee with voting instructions, your shares will not be voted. Therefore, it is important that your shares, no matter how large or small the amount, be represented at the Annual Meeting of Shareholders.

Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.

Thank you for your cooperation.

/s/ MICHAEL A. CORNELIUS
-------------------------------
    Michael A. Cornelius